SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MASTERCARD INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	13-4172551
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-67544

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Redeemable Common Stock, par value $.01 per share
(Title of Class)

Class B Convertible Common Stock, par value $.01 per share
(Title of Class)

Rights to receive additional shares of Class A Redeemable Common Stock
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The securities of MasterCard Incorporated (the “Company”) to be registered hereby are (1) Class A Redeemable Common Stock, par value $.01 per share, (2) Class B Convertible Common Stock, par value $.01 per share, and (3) rights to receive additional shares of Class A Redeemable Common Stock. The description of these securities under the section “Description of Capital Stock of MasterCard Incorporated” in Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-4 (File No. 333-67544) (the “Securities Act Registration Statement”) filed May 7, 2002 is incorporated by reference herein.

ITEM 2. EXHIBITS.

1.	Amended and Restated Certificate of Incorporation of MasterCard Incorporated, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 28, 2002 and filed July 12, 2002.

2.	Amended and Restated Bylaws of MasterCard Incorporated, incorporated by reference to Exhibit 3.1(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 7, 2003.

3.	Form of Specimen Certificate for Class A Redeemable Common Stock of MasterCard Incorporated, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Securites Act Registration Statement filed February 11, 2002.

4.	Form of Specimen Certificate for Class B Convertible Common Stock of MasterCard Incorporated, incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 4 to the Securities Act Registration Statement filed February 11, 2002.

5.	Share Exchange and Integration Agreement dated as of February 13, 2002 by and among MasterCard Incorporated, MasterCard International Incorporated and Europay International S.A., incorporated by reference to Exhibit 2.1 to Post-Effective Amendment No. 2 to the Securities Act Registration Statement filed May 7, 2002.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: April 25, 2003

MASTERCARD INCORPORATED

	By:	\s\ Noah J. Hanft

	Name:	Noah J. Hanft
	Title:	General Counsel & Secretary

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